Exhibit 10.2

August 2, 2013

AGCO Corporation
AGCO Canada, Ltd c/o AGCO Corporation
4205 River Green Parkway
Duluth, GA 30096-2568
Attn: David Williams
Attn: General Counsel c/o Lynnette Schoenfeld

Re: Increasing the Maximum Outstanding Balance for the Canadian Receivables Purchase Agreement

Dear AGCO Corporation,

This notice is provided pursuant to the Receivables Purchase Agreement dated December 22, 2009 among AGCO Canada, Ltd., AGCO Corporation and AGCO Finance Canada, Ltd. (the “Canadian RPA”).

AGCO Finance Canada, Ltd., previously provided notice, as set forth in the definition of “Maximum Outstanding Balance” found in the Canadian RPA, that it increased the Maximum Outstanding Balance amount set forth in the such definition to Cdn. $300,000,000. This notice is to inform you that we are now raising the Maximum Outstanding Balance to $500,000,000 Cdn. The definition shall not be otherwise modified.

We appreciate your support of the financing programs. Please do not hesitate to contact us if you have any questions regarding this notification.

AGCO Finance Canada, LTD.

/s/ Amy Ventling Hester
Amy Ventling Hester
President